UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2025

Range Capital Acquisition Corp II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42890	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Main Street Cold Spring Harbor, New York	11724
(Address of principal executive offices)	(Zip Code)

(631) 246-0340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	RNGTU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	RNGT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	RNGTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 19, 2025, Range Capital Acquisition Corp II (the “Company”) issued a press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A ordinary shares and warrants included in the Units commencing on November 24, 2025. Those Units that are not separated will continue to trade on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “RNGTU” and the Class A ordinary shares and warrants that are separated will trade on Nasdaq under the symbols “RNGT” and “RNGTW,” respectively. Each holder of Units will need to have its broker contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holder’s Units into ordinary shares and warrants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 19, 2025

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE CAPITAL ACQUISITION CORP.

By:	/s/ Tim Rotolo
Name: Tim Rotolo Title: Chief Executive Officer

Date: November 19, 2025